EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Community Shores Bank Corporation

Muskegon, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 of Community Shores Bank Corporation 401 (k) Plan (Registration No. 333-89655) and 1998 Employee Stock Option Plan (Registration No. 333-107675) of our report dated March 28, 2014 relating to the consolidated financial statements of Community Shores Bank Corporation appearing in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 28, 2014